EXHIBIT 1.01

Garrett Motion Inc.

Conflict Minerals Report

For the reporting period From January 1, 2025, to December 31, 2025

This Conflict Minerals Report of Garrett Motion Inc. and its consolidated subsidiaries (“Garrett,” “we,” or “our”) has been prepared in accordance with Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934, as amended (the “Rule”). The Securities and Exchange Commission (the “SEC”) adopted the Rule to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act). The Rule calls for certain disclosures from an SEC registrant that manufactures or contracts to manufacture products for which conflict minerals are necessary to the functionality or production of those products. Conflict Minerals are defined as cassiterite, columbite-tantalite, wolframite, and gold, including their derivatives, which are limited to tin, tantalum, tungsten, or gold (collectively known as “3TG”).

In accordance with Rule 13p-1, Garrett evaluated whether tin, tantalum, tungsten, or gold (collectively, “3TG”) are necessary to the functionality or production of products that it manufactures or contracts to manufacture. As required by the rule, Garrett undertook a good faith Reasonable Country of Origin Inquiry (“RCOI”) reasonably designed to determine whether any of the necessary 3TG originated in the Democratic Republic of the Congo (“DRC”) or any of the adjoining countries including the Central African Republic, the Republic of the Congo, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia, or Angola (the “Covered Countries”), or whether such materials were derived from recycled or scrap sources.

Overview

Garrett’s Business

Garrett is a cutting-edge technology leader delivering differentiated solutions for emission reduction and energy efficiency. We design, manufacture, and sell highly engineered turbocharging, air and fluid compression, and high-speed electric motor technologies for original equipment manufacturers (“OEMs”) and distributors within the mobility and industrial space.

Garrett’s Products Covered by this Report:

This report relates to Garrett products: (I) for which tin, tantalum, tungsten, or gold (collectively, “3TG”) are necessary to the functionality or production of such products; (ii) that were manufactured or contracted to be manufactured by Garrett; and (iii) for which the manufacture was completed during the calendar year 2025.

For this report, these products, which are referred to herein as the “Covered Products,” include both Garrett’s turbocharger solutions for internal combustion engine (ICE) vehicles and a wide range of hybrid powertrains and zero-emission technologies such as fuel cell compressors.

Garrett’s Supply Chain

Garrett sells thousands of products that incorporate components sourced from hundreds of direct and indirect suppliers. As a downstream manufacturer with many tiers in our supply chain, we do not perform direct audits of SORs entities within our supply chain. We rely on our direct suppliers to give us information about the SORs and the origin of 3TG in the parts or products they supply us, including the sources of 3TG that they receive from their upstream suppliers, as we cannot access information from upstream actors directly. The same is true for our direct suppliers, who depend on data from their suppliers.

The terms and durations of contracts with our suppliers are varied, and we cannot always unilaterally impose new contract terms. As we renew or enter into new purchase agreements with suppliers, we generally seek to add, where possible, a 3TG compliance provision requiring such suppliers to conduct and document their inquiries into the SORs as well as the country of origin of 3TG in parts or products supplied to Garrett, and provide Garrett with information or representations that Garrett requires to meet its compliance obligations under Rule 13p-1. Although we have already integrated a 3TG compliance provision into certain purchase agreements with our direct suppliers, we anticipate that it will take several years to ensure that all supplier purchase agreements contain appropriate 3TG compliance provisions. In addition, some suppliers may object to the inclusion of such provisions. In the meantime, as described herein, we are collaborating with our suppliers to obtain 3TG sourcing information.

Reasonable Country of Origin Inquiry

Garrett conducted a good faith RCOI to determine whether the 3TG in the Covered Products may have originated in the Covered Countries and did not come from recycled or scrap sources. The elements of the RCOI were:

•	Identification of relevant suppliers.
•	Data collection and validation; and
•	Assessment to determine whether due diligence was required.

Garrett assessed its direct suppliers that were most likely to provide parts or products containing 3TG concerning our turbocharger and intercoolers, and in connection therewith we identified 503 relevant suppliers (the “Supplier Group”).

Garrett engaged a third-party service provider, Assent Compliance (the “Vendor”), to support the collection and management of supplier conflict mineral data. To initiate the process, the Vendor distributed the Responsible Minerals Initiative (RMI) Conflict Minerals Reporting Template (CMRT), version 6.54, to all suppliers within Garrett’s designated supplier population (“Supplier Group”) for the 2025 reporting cycle. The CMRT is designed to facilitate disclosure and communication of information regarding SORs of 3TG contained in parts or products in our supply chain. It includes questions regarding a supplier’s engagement with its direct suppliers and a listing of the SORs that the supplier and its suppliers use.

In addition, the CMRT contains questions about the origin of 3TG included in a supplier’s parts or products, as well as supplier’s due diligence efforts. The Vendor deployed the CMRT to the Supplier Group via a tracking tool, which enabled Garrett and the Vendor to manage and maintain records of responses from the Supplier Group in an electronic database. The procedure involved 28 rounds of follow-up to unresponsive members of the Supplier Group through a defined process via both automated email and personalized email, including offering assistance and further information to the Supplier Group about the requirements of the Rule and the 3TG compliance program. As of the conclusion of the reporting period, Garrett received responses from 81.11% of the Supplier Group.

The Vendor validates the collected data to improve the accuracy of submissions and identify any inconsistencies within the CMRT responses. The Vendor’s tracking tool and electronic database facilitate automated data validation for all submitted CMRTs. All submitted CMRT are accepted and classified as valid or invalid. Members of the Supplier Group are contacted regarding invalid forms and are encouraged to resubmit a valid form. We review all responses to determine where direct engagement with our Supplier Group is needed to improve data quality or to clarify specific supplier disclosures.

Based on our suppliers' responses, we compile a list of 333 unique SORs. Given that not all members of the Supplier Group participate in the survey, the information obtained is neither complete nor fully validated. As a result, Garrett is unable to determine conclusively whether the necessary 3TG contained in the Covered Products originates from Covered Countries or, if so, whether such materials are derived from recycled or scrap sources, or from sources that directly or indirectly finance or benefit armed groups, as defined under the Rule.

Accordingly, Garrett conducts due diligence on the source and chain of custody of the 3TG contained in parts or products provided by the Supplier Group.

Responsible Minerals Sourcing Due Diligence

Design of Due Diligence Measures

Our due diligence measures are designed to conform, in all material respects, with the Organization for Economic Co-operation and Development’s (“OECD”) “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (2016)” and the related Supplements for 3TG (the “OECD Framework”). Recognizing that the OECD Framework applies to all the tiers of the mineral supply chain, we tailor our due diligence measures to include steps appropriate for downstream companies. Our due diligence includes the following elements of the OECD Framework:

•	Step 1: Establish strong company management systems.
•	Step 2: Identify and assess risks in the supply chain.
•	Step 3: Design and implement a strategy to respond to identified risks.
•	Step 4: Conduct independent third-party audit of supply chain due diligence at identified points in the supply chain; and
•	Step 5: Report on supply chain due diligence

Step 1: Establish Strong Company Management Systems

Garrett has established a management system to determine the source and chain of custody of 3TG in our supply chain.

a.	Mission Statement: We adopt a conflict minerals mission statement that outlines our commitment to responsible sourcing of 3TG throughout our global supply chain and compliance with the Rule. The Mission Statement is publicly available on our website at: https://www.garrettmotion.com/wp-content/uploads/2018/12/Conflict-Minerals-Statement.pdf
b.	Internal Team: Our management system provides oversight of the Reasonable Country of Origin Inquiry (RCOI) and due diligence processes through representatives from Procurement, and Legal (Health, Safety and Environment, and General Counsel). These functions are responsible for implementing our 3TG compliance program and communicating information about program’s status and effectiveness to senior management.
c.	Control Systems: We utilize the CMRT for collecting 3TG declarations from our suppliers through a dedicated tracking tool, which enables us to gather information on the 3TG included in our products. In addition, our Vendor is a member of the Responsible Minerals Initiative (RMI), an industry-wide initiative working to develop conflict-free mineral supply chains. We also have a Supplier Code of Conduct that sets forth our core values on the responsible sourcing of minerals.

https://investors.garrettmotion.com/static-files/fb606599-df51-4ecf-b44b-456be9391df1

d.	Supplier Engagement: We communicate to the Supplier Group our obligations under the Rule by distributing to them background information on the Rule along with the CMRT. In addition, through our Vendor, we provide training materials on 3TG compliance to the Supplier Group. We also integrate 3TG compliance provisions into our purchase agreements, setting forth Garrett’s expectations that its direct suppliers cooperate with Garrett’s RCOI, and due diligence measures as required by the Rule.
e.	Grievance Mechanism: We maintain a company-level Helpline that provides employees and suppliers with a mechanism to report violations of our policies or raise other concerns.

Step 2: Identify and Assess Risks in the Supply Chain

•	Distribution of CMRT to Supplier Group: In 2025, we distribute the CMRT to the Supplier Group to gather information on our supply chain, including:
i.	Whether any of the minerals they supplied to Garrett contain 3TG
ii.	Whether any 3TG are necessary for the functionality or production of the parts or products in which they are used, and
iii.	The SORs or any 3TG in our supply chain and whether the 3TG originates from the Covered Countries or came from recycled or scrap sources.
•	Assessment of Supplier Group Responses: We review each response from the Supplier Group to assess its adequacy. Members of the Supplier Group that fail to respond to the CMRT or that do not provide responses to all applicable questions in the CMRT receive follow-up communications requesting additional information. Where a supplier response indicates that 3TG contained in parts or products provided to Garrett may have originated from the Covered Countries, such response is sent to the Environment team for further review and determination of follow-up steps under the guidance of our risk management plan.

Step 3: Design and Implement a Strategy to Respond to Identified Risks

As part of our risk management plan under the OECD Framework, if SORs with red flags are reported on a CMRT by one of the suppliers surveyed, risk mitigation activities are initiated. If a supplier indicates that its products may contain 3TG sourced from a Covered Country, we follow up with the supplier to gather more information, including the basis for the information provided and additional details regarding the sourcing country and SOR. Identified risks are reported to the Environment team, which will determine appropriate follow-up actions, if any, to mitigate risks. There is no instance in our due diligence for the 2025 reporting period where we determine that there are validated high-risk issues within our supply chain that require follow-up actions.

To ensure that the Supplier Group understands our expectations concerning compliance with the Rule, we distribute background information on the Rule and our Mission Statement, and we provide access to training materials on 3TG compliance to the Supplier Group in addition to the CMRT.

Step 4: Conduct Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Garrett does not perform or direct audits of entities in our supply chain but relies on the Responsible Minerals Initiative’s (RMI) Responsible Minerals Assurance Process (“RMAP”) to perform third-party audits of SORs. Our process compares the SORs identified by the Supplier Group to the list of SORs certified as “compliant” or the equivalent, by the RMI. If any SORs are identified with issues, we engage directly with the supplier to verify the information before reporting the issue to the Environment team.

Step 5: Report on Supply Chain Due Diligence

This Conflict Minerals Report, and the Form SD to which it relates, have been filed with the SEC, and are publicly available at https://investors.garrettmotion.com/leadership-and-governance.

Due Diligence Results

The CMRT requests that the Supplier Group provide Garrett with information on (a) the SORs that the Supplier Group and its suppliers use to supply the 3TG in the Covered Products, (b) whether the 3TG used in the Covered Products originates from the Covered Countries, (c) the mine or location of origin of the 3TG used in the Covered Products, and (d) the scope of its response (company-level responses refer to the supplier’s overall 3TG sourcing; product-level responses specify whether 3TG was used in parts or products provided to Garrett). Garrett relies on responses from the Supplier Group to our CMRT to determine the facilities used to process 3TG used in the Covered Products, whether the 3TG originates from the Covered Countries, and the source of 3TG used in the Covered Products.

The responses that we receive for this reporting period from the Supplier Group fall into one or more of the following categories: (i) indication that no 3TG is used in parts or products that are provided to Garrett, (ii) data concerning the SORs used by the supplier to process 3TG in parts or products provided to Garrett;

(iii) data with respect to the supplier’s overall 3TG sourcing, without specifying whether such 3TGis used in parts or products provided to Garrett or an indication that the supplier is unable to provide the information as it specifically relates to the parts or products that are provided to Garrett, (iv) indication that the supplier is unable to provide SOR information at this time, and/or (v) indication that the supplier is unable to provide or is still in the process of determining the country of origin or mine or location of origin of 3TG from its suppliers. We receive responses in category (ii) above from 408 out of 503 suppliers. Such responses identify 333 unique SORs (set forth on Appendix A below) used to process 3TG in parts or products provided to Garrett, and whilst they do not indicate the country of origin of the 3TG processed by such SORs, 207 of these SORs are RMAP Conformant.

As a result, and because responses are not received from all members of the Supplier Group, Garrett does not have complete and validated information to conclude whether its necessary 3TG in the Covered Products originates in the Covered Countries, and if so, whether it is from recycled or scrap sources, or came from sources that directly or indirectly finance or benefit armed groups therein, as such term is defined in the Rule.

However, Garrett receives no response (to either the initial communication or any follow-up inquiries) from any supplier indicating that 3TG in our Covered Products originates in the Covered Countries (even when SORs used to process our 3TG were identified) or benefit or finance armed groups in the Covered Countries.

In addition, we are unable to determine the country of origin or the mine or location of origin of 3TG used in the parts or products supplied to us for use in the Covered Products. Our efforts to identify the specific mine or location or origin of our necessary 3TG include the due diligence measures described above.

Steps to be taken to mitigate risk:

We take the following steps to improve the due diligence conducted and to further mitigate any future risk of sourcing 3TG that benefits armed groups in the Covered Countries:

1.	Continue to strengthen and update our process to identify all appropriate direct suppliers that may be in-scope under the Rule. In addition, we re-survey applicable suppliers to confirm whether their products contain 3TG and to validate their compliance status.
2.	Continue to collaborate closely with our direct suppliers to obtain the necessary validated information on the origin of the 3TG contained in the parts, products, or services sold to Garrett.
3.	Continue to include a 3TG compliance provision in new or renewed purchase agreements with direct suppliers to set forth Garrett’s expectations that such direct suppliers will cooperate with our Reasonable Country of Origin Inquiry (RCOI) and due diligence measures as required by the Rule.
4.	Engage with direct suppliers by providing advice and directing them to information and resources, to increase the response rate and improve the content of their CMRT responses.

Cautionary Statement about Forward-Looking Statements

We make statements in this Conflict Minerals Report that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) about our plans to take additional actions or to implement additional procedures with respect to our due diligence efforts to determine the origin of conflict minerals included in our products. There is no assurance that these future events will occur as anticipated. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update them. Our reporting obligations under the conflict minerals rules may change in the future and our ability to implement certain processes or obtain information from our suppliers may differ materially from those anticipated or implied in this report. These forward-looking statements are considered in light of the information included in this report and our other filings with the SEC, including, without limitation, the Risk Factors, as well as the description of trends and other factors in Management’s Discussion and Analysis of Financial Condition and Results of Operations, set forth in our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by our Form 10-Q for the quarter ended March 31, 2026, and other filings with the SEC.

Appendix A - Smelter or Refiner list

Includes: Metals, Smelter name, ID, and RMAP Audit Status

*Through Assent, suppliers with submissions that included any smelters of concern were immediately provided with feedback instructing suppliers to take their own independent risk mitigation actions.

Metal	Smelter Name	Smelter ID	RMAP Audit Status
Tungsten	A.L.M.T. Corp.	CID000004	Conformant
Gold	Advanced Chemical Company	CID000015	Conformant
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Conformant
Gold	Agosi AG	CID000035	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Conformant
Gold	Argor-Heraeus S.A.	CID000077	Conformant
Gold	Asahi Pretec Corp.	CID000082	Conformant
Gold	Asaka Riken Co., Ltd.	CID000090	Conformant
Tungsten	Kennametal Huntsville	CID000105	Conformant
Gold	Aurubis AG	CID000113	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Conformant
Gold	Boliden Ronnskar	CID000157	Conformant

Metal	Smelter Name	Smelter ID	RMAP Audit Status
Gold	C. Hafner GmbH + Co. KG	CID000176	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	Conformant
Gold	Chimet S.p.A.	CID000233	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	Conformant
Gold	Chugai Mining	CID000264	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	Conformant
Tin	Alpha Assembly Solutions Inc	CID000292	Conformant
Gold	DSC (Do Sung Corporation)	CID000359	Conformant
Tin	Dongguan Best Alloys Co., Ltd.	CID000377	Conformant
Gold	Dowa	CID000401	Conformant
Tin	Dowa	CID000402	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	Conformant
Tin	EM Vinto	CID000438	Conformant
Tin	Estanho de Rondonia S.A.	CID000448	Conformant
Tantalum	F&X Electro-Materials Ltd.	CID000460	Conformant
Tin	Fenix Metals	CID000468	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	Conformant
Tungsten	Global Tungsten & Powders LLC	CID000568	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	Conformant
Gold	LT Metal Ltd.	CID000689	Conformant
Gold	Heimerle + Meule GmbH	CID000694	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	Conformant
Gold	Heraeus Germany GmbH Co. KG	CID000711	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Conformant

Metal	Smelter Name	Smelter ID	RMAP Audit Status
Gold	Istanbul Gold Refinery	CID000814	Conformant
Gold	Japan Mint	CID000823	Conformant
Tungsten	Japan New Metals Co., Ltd.	CID000825	Conformant
Gold	Jiangxi Copper Co., Ltd.	CID000855	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	Conformant
Gold	Asahi Refining USA Inc.	CID000920	Conformant
Gold	Asahi Refining Canada Ltd.	CID000924	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Conformant
Gold	Kazzinc	CID000957	Conformant
Tungsten	Kennametal Fallon	CID000966	Conformant
Gold	Kennecott Utah Copper LLC	CID000969	Conformant
Gold	Kojima Chemicals Co., Ltd.	CID000981	Conformant
Tin	China Tin Group Co., Ltd.	CID001070	Conformant
Tantalum	AMG Brasil	CID001076	Conformant
Gold	LS MnM Inc.	CID001078	Conformant
Gold	Materion	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Conformant
Tin	Metallic Resources, Inc.	CID001142	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Conformant
Gold	Metalor Technologies S.A.	CID001153	Conformant
Gold	Metalor USA Refining Corporation	CID001157	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	Conformant
Tin	Mineracao Taboca S.A.	CID001173	Conformant

Metal	Smelter Name	Smelter ID	RMAP Audit Status
Tantalum	Mineracao Taboca S.A.	CID001175	Conformant
Tin	Minsur	CID001182	Conformant
Gold	Mitsubishi Materials Corporation	CID001188	Conformant
Tin	Mitsubishi Materials Corporation	CID001191	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Conformant
Tantalum	NPM Silmet AS	CID001200	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Conformant
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Conformant
Gold	Nihon Material Co., Ltd.	CID001259	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Conformant
Tin	Operaciones Metalurgicas S.A.	CID001337	Conformant
Gold	MKS PAMP SA	CID001352	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Conformant
Tin	PT Mitra Stania Prima	CID001453	Conformant
Tin	PT Prima Timah Utama	CID001458	Conformant
Tin	PT Timah Tbk Kundur	CID001477	Conformant
Tin	PT Timah Tbk Mentok	CID001482	Conformant
Gold	PX Precinox S.A.	CID001498	Conformant
Gold	Rand Refinery (Pty) Ltd.	CID001512	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	Conformant
Gold	Royal Canadian Mint	CID001534	Conformant
Tin	Rui Da Hung	CID001539	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	Conformant

Metal	Smelter Name	Smelter ID	RMAP Audit Status
Gold	Solar Applied Materials Technology Corp.	CID001761	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Conformant
Tantalum	Taki Chemical Co., Ltd.	CID001869	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Conformant
Tantalum	Telex Metals	CID001891	Conformant
Tin	Thaisarco	CID001898	Conformant
Gold	Tokuriki Honten Co., Ltd.	CID001938	Conformant
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	CID001993	Conformant
Gold	Valcambi S.A.	CID002003	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	Conformant
Gold	Yamakin Co., Ltd.	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	CID002129	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	Conformant
Gold	SAFINA A.S.	CID002290	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	Conformant

Metal	Smelter Name	Smelter ID	RMAP Audit Status
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Conformant
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Conformant
Tantalum	D Block Metals, LLC	CID002504	Conformant
Tantalum	FIR Metals & Resource Ltd.	CID002505	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Conformant
Tantalum	KEMET de Mexico	CID002539	Conformant
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	Conformant
Tungsten	Masan High-Tech Materials	CID002543	Conformant
Tantalum	TANIOBIS Co., Ltd.	CID002544	Conformant
Tantalum	TANIOBIS GmbH	CID002545	Conformant
Tantalum	Materion Newton Inc.	CID002548	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	Conformant
Tantalum	Global Advanced Metals Boyertown	CID002557	Conformant
Tantalum	Global Advanced Metals Aizu	CID002558	Conformant
Gold	T.C.A S.p.A	CID002580	Conformant
Gold	REMONDIS PMR B.V.	CID002582	Conformant
Tungsten	Niagara Refining LLC	CID002589	Conformant
Tin	PT Rajehan Ariq	CID002593	Conformant
Gold	Korea Zinc Co., Ltd.	CID002605	Conformant

Metal	Smelter Name	Smelter ID	RMAP Audit Status
Gold	TOO Tau-Ken-Altyn	CID002615	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641	Conformant
Tin	PT Cipta Persada Mulia	CID002696	Conformant
Tin	Resind Industria e Comercio Ltda.	CID002706	Conformant
Tantalum	Resind Industria e Comercio Ltda.	CID002707	Conformant
Gold	Abington Reldan Metals, LLC	CID002708	Conformant
Tin	Super Ligas	CID002756	Conformant
Gold	Italpreziosi	CID002765	Conformant
Tin	Aurubis Beerse	CID002773	Conformant
Tin	Aurubis Berango	CID002774	Conformant
Gold	WIELAND Edelmetalle GmbH	CID002778	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	Conformant
Gold	Bangalore Refinery	CID002863	Conformant
Gold	SungEel HiMetal Co., Ltd.	CID002918	Conformant
Gold	Planta Recuperadora de Metales SpA	CID002919	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	Conformant
Gold	NH Recytech Company	CID003189	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	Conformant
Tin	Tin Technology & Refining	CID003325	Conformant
Tin	Luna Smelter, Ltd.	CID003387	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	Conformant
Tungsten	Lianyou Metals Co., Ltd.	CID003407	Conformant
Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	Conformant
Tin	PT Mitra Sukses Globalindo	CID003449	Conformant
Tungsten	Cronimet Brasil Ltda	CID003468	Conformant

Metal	Smelter Name	Smelter ID	RMAP Audit Status
Tin	CRM Synergies	CID003524	Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	Conformant
Gold	Gold by Gold Colombia	CID003641	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868	Conformant
Tungsten	Tungsten Vietnam Joint Stock Company	CID003993	Conformant
Gold	Coimpa Industrial LTDA	CID004010	Conformant
Tantalum	PowerX Ltd.	CID004054	Conformant
Tungsten	Lianyou Resources Co., Ltd.	CID004397	Conformant
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	CID004403	Conformant
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CID004430	Conformant
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	CID004434	Conformant
Gold	GG Refinery Ltd.	CID004506	Conformant
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	CID004619	Conformant
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	CID004714	Conformant
Tin	Global Advanced Metals Greenbushes Pty Ltd.	CID004754	Conformant
Gold	Elite Industech Co., Ltd.	CID004755	Conformant
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	CID004797	Conformant
Tin	P Kay Metal, Inc	CID005189	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	Non-Conformant
Tin	PT Premium Tin Indonesia	CID000313	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	CID001916	Conformant
Tin	CV Ayi Jaya	CID002570	Conformant
Tin	PT Bangka Prima Tin	CID002776	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Conformant

Metal	Smelter Name	Smelter ID	RMAP Audit Status
Tin	Mining Minerals Resources SARL	CID004065	Conformant
Gold	Caridad	CID000180	Outreach Required
Gold	Cendres + Metaux S.A.	CID000189	Non-Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	Outreach Required
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	Outreach Required
Gold	JSC Novosibirsk Refinery	CID000493	RMI Due Diligence Review - Unable to Proceed
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	Non-Conformant
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	Outreach Required
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	Outreach Required
Tungsten	Hunan Jintai New Material Co., Ltd.	CID000769	Non-Conformant
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	Outreach Required
Gold	HwaSeong CJ CO., LTD.	CID000778	Communication Suspended - Not Interested
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	RMI Due Diligence Review - Unable to Proceed
Gold	JSC Uralelectromed	CID000929	RMI Due Diligence Review - Unable to Proceed
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	Non-Conformant
Gold	Kazakhmys Smelting LLC	CID000956	Outreach Required
Gold	Kyrgyzaltyn JSC	CID001029	Non-Conformant
Gold	Lingbao Gold Co., Ltd.	CID001056	Outreach Required
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	Outreach Required
Gold	Moscow Special Alloys Processing Plant	CID001204	RMI Due Diligence Review - Unable to Proceed
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	Active

Metal	Smelter Name	Smelter ID	RMAP Audit Status
Tin	Novosibirsk Tin Combine	CID001305	RMI Due Diligence Review - Unable to Proceed
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	RMI Due Diligence Review - Unable to Proceed
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	Outreach Required
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	RMI Due Diligence Review - Unable to Proceed
Gold	Sabin Metal Corp.	CID001546	Communication Suspended - Not Interested
Gold	Samduck Precious Metals	CID001555	Non-Conformant
Gold	Samwon Metals Corp.	CID001562	Communication Suspended - Not Interested
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	Outreach Required
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	RMI Due Diligence Review - Unable to Proceed
Tantalum	Solikamsk Magnesium Works OAO	CID001769	RMI Due Diligence Review - Unable to Proceed
Gold	Super Dragon Technology Co., Ltd.	CID001810	Outreach Required
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	Non-Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	Outreach Required
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	Outreach Required
Gold	Torecom	CID001955	Non-Conformant
Tin	VQB Mineral and Trading Group JSC	CID002015	Outreach Required
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	Non-Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	Conformant
Gold	Morris and Watson	CID002282	Outreach Required
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	Communication Suspended - Not Interested

Metal	Smelter Name	Smelter ID	RMAP Audit Status
Gold	Umicore Precious Metals Thailand	CID002314	Non-Conformant
Tin	Melt Metais e Ligas S.A.	CID002500	Non-Conformant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513	Non-Conformant
Gold	Fidelity Printers and Refiners Ltd.	CID002515	RMI Due Diligence Review - Unable to Proceed
Gold	Singway Technology Co., Ltd.	CID002516	Non-Conformant
Gold	Shandong Humon Smelting Co., Ltd.	CID002525	Outreach Required
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	Outreach Required
Gold	Al Etihad Gold Refinery DMCC	CID002560	Non-Conformant
Gold	Emirates Gold DMCC	CID002561	Non-Conformant
Gold	International Precious Metal Refiners	CID002562	Outreach Required
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Non-Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Outreach Required
Gold	Fujairah Gold FZC	CID002584	Outreach Required
Gold	Shirpur Gold Refinery Ltd.	CID002588	Outreach Required
Gold	Marsam Metals	CID002606	Non-Conformant
Tungsten	Hydrometallurg, JSC	CID002649	RMI Due Diligence Review - Unable to Proceed
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Outreach Required
Tungsten	Unecha Refractory metals plant	CID002724	Non-Conformant
Gold	Shenzhen CuiLu Gold Co., Ltd.	CID002750	Outreach Required
Gold	Albino Mountinho Lda.	CID002760	Outreach Required
Gold	SAAMP	CID002761	Non-Conformant
Gold	L'Orfebre S.A.	CID002762	Non-Conformant
Gold	8853 S.p.A.	CID002763	Non-Conformant

Metal	Smelter Name	Smelter ID	RMAP Audit Status
Tungsten	Moliren Ltd.	CID002845	RMI Due Diligence Review - Unable to Proceed
Gold	AU Traders and Refiners	CID002850	Non-Conformant
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	CID002852	Non-Conformant
Gold	Modeltech Sdn Bhd	CID002857	Non-Conformant
Tin	Modeltech Sdn Bhd	CID002858	Non-Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	RMI Due Diligence Review - Unable to Proceed
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Outreach Required
Gold	Pease & Curren	CID002872	Communication Suspended - Not Interested
Gold	JALAN & Company	CID002893	Outreach Required
Gold	ABC Refinery Pty Ltd.	CID002920	Outreach Required
Gold	Safimet S.p.A	CID002973	Non-Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	Outreach Required
Gold	African Gold Refinery	CID003185	RMI Due Diligence Review - Unable to Proceed
Gold	Gold Coast Refinery	CID003186	Outreach Required
Gold	QG Refining, LLC	CID003324	Outreach Required
Gold	Dijllah Gold Refinery FZC	CID003348	Outreach Required
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	Non-Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379	Non-Conformant
Tin	PT Masbro Alam Stania	CID003380	Non-Conformant
Gold	CGR Metalloys Pvt Ltd.	CID003382	Outreach Required
Gold	Sovereign Metals	CID003383	Outreach Required
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408	RMI Due Diligence Review - Unable to Proceed

Metal	Smelter Name	Smelter ID	RMAP Audit Status
Tin	Precious Minerals and Smelting Limited	CID003409	Non-Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	Outreach Required
Tungsten	NPP Tyazhmetprom LLC	CID003416	RMI Due Diligence Review - Unable to Proceed
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	Non-Conformant
Gold	Augmont Enterprises Private Limited	CID003461	Non-Conformant
Gold	Kundan Care Products Ltd.	CID003463	Outreach Required
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	Active
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487	Outreach Required
Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488	Outreach Required
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489	Outreach Required
Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490	Outreach Required
Gold	K.A. Rasmussen	CID003497	Outreach Required
Gold	Alexy Metals	CID003500	Non-Conformant
Gold	MD Overseas	CID003548	Outreach Required
Gold	Metallix Refining Inc.	CID003557	Outreach Required
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CID003609	Non-Conformant
Tungsten	OOO “Technolom” 2	CID003612	RMI Due Diligence Review - Unable to Proceed
Tungsten	OOO “Technolom” 1	CID003614	RMI Due Diligence Review - Unable to Proceed
Gold	WEEEREFINING	CID003615	Non-Conformant
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CID003662	Outreach Required
Gold	Dongwu Gold Group	CID003663	Outreach Required
Gold	Sam Precious Metals	CID003666	Outreach Required
Gold	NOBLE METAL SERVICES	CID003690	Outreach Required
Tantalum	5D Production OU	CID003926	Outreach Required

Metal	Smelter Name	Smelter ID	RMAP Audit Status
Tungsten	Nam Viet Cromit Joint Stock Company	CID004034	Outreach Required
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CID004435	Outreach Required
Tungsten	Philippine Carreytech Metal Corp.	CID004438	Non-Conformant
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	CID004491	Non-Conformant
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	CID004692	Outreach Required
Gold	Attero Recycling Pvt Ltd	CID004697	Outreach Required
Tin	Woodcross Smelting Company Limited	CID004724	Conformant
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CID004796	Outreach Required
Gold	Gasabo Gold Refinery Ltd	CID005006	RMI Due Diligence Review - Unable to Proceed
Gold	Minera Titán del Perú SRL (MTP) - Belen Plant	CID005014	Non-Conformant
Tungsten	S.P.T. spol.s r.o.	CID005068	Conformant
Tungsten	Tungamoy Metals Inc.	CID005248	Conformant
Tin	PT Artha Cipta Langgeng	CID001399	Active
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	Conformant
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	CID004813	Active
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	CID005012	Conformant
Tin	PT Aries Kencana Sejahtera	CID000309	In Communication
Tungsten	Uzbek Refractory and Heat-Resistant Metals	CID002660	Active
Tin	Conecsus LLC	CID003504	Active
Gold	SOLEIL METALS (Chala One Plant)	CID004704	Active
Gold	SOLEIL METALS (YAKARI Plant)	CID004705	Active
Tin	PT Mitra Graha Raya	CID004685	In Communication

Glossary

SORs	Smelters or Refiners - A facility that uses heat and/or chemical agents to process mineral ore, slag, recycled or scrap materials, or any combination of such into refined metal products.
RMAP	The Responsible Minerals Assurance Process is RMI's audit program that uses an independent third-party assessment of smelter/refinery management systems and sourcing practices to validate conformance with RMAP standards.
Legitimate SORs	Facilities that have been deemed operational by the RMI and are 'Eligible' to participate in the RMAP program.
SORs of Interest	Smelters or Refiners that present significant risk to supply chains, as per the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.
RMAP Audit Status	Describes the current engagement situation of an SOR in relation to the RMAP program.
Conformant	Independently assessed and found conformant with the relevant RMAP standard.
Active	Engaged in the program but not yet conformant.
Non-Conformant	Independently assessed and found non-conformant with the relevant RMAP standard.
Not Enrolled	This is a rolled up of the statuses below as SORs with this have not taken part in the RMAP program.
Communication Suspended - Not Interested	Facility has strongly communicated a lack of interest in participation.
Due Diligence Vetting Process	Facility does not meet RMI’s requirements for participation according to the due diligence vetting process.
In Communication	Not yet active but in communication with RMAP and/or member companies.
Outreach Required	Outreach is needed by RMI member companies to contact entities and encourage their participation in RMAP.
RMI Due Diligence Review – Unable to Proceed	For facilities that have not met the threshold for Due Diligence Vetting Process after a period of 6 months. Status may change if additional information is submitted.
CAHRAs (Conflict affected and high-risk areas)	Areas identified to be in the presence of widespread human rights abuses and violations of law, as defined by both, the European Commission via Regulation (EU) 2017/821 and OECD.
RCOI	Reasonable Country of Origin Inquiry (RCOI) is conducted to determine whether its in-scope 3TG content originated in the Democratic Republic of the Congo (DRC) or one of the covered countries or is from recycled or scrap sources.